EXHIBIT 23.1















                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (relating to Georgia Power Capital Trust V Preferred Securities, Georgia Power Capital Trust VI Preferred Securities, Georgia Power Capital Trust VII Preferred Securities, Georgia Power Capital Trust VIII Preferred Securities, Georgia Power Company Junior Subordinated Notes, Georgia Power Company Senior Notes and Georgia Power Company Guarantees with respect to Preferred Securities of Georgia Power Capital Trust V, Georgia Power Capital Trust VI, Georgia Power Capital Trust VII and Georgia Power Capital Trust VIII) of our reports on Georgia Power Company dated February 28, 2001 included in Georgia Power Company's Form 10-K for the year ended December 31, 2000 and to all references to our firm included in this Registration Statement.






/s/Arthur Andersen LLP
Atlanta, Georgia
March 22, 2001